Exhibit 99.1

RE/MAX Holdings Reports Third Quarter 2016 Results

DENVER, Nov. 3, 2016 /PRNewswire/ --

Highlights
(Compared to third quarter 2015 unless otherwise noted)

  Total agent count grew by 7.4% to 111,188 agents
  U.S. and Canada combined agent count increased 4.4% to 82,797 agents
  Revenue of $45.6 million, up 1.0% from the prior-year quarter; revenue increased 7.9% after adjusting for the sale of the Company-owned brokerage offices
  Net income attributable to RE/MAX Holdings, Inc. of $6.9 million and earnings per diluted share (GAAP EPS) of $0.39
  Adjusted EBITDA1 of $26.0 million, Adjusted EBITDA margin1 of 57.0% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.48
  Launched the Motto Mortgage franchise on October 25, 2016
  Signed an agreement to acquire the New Jersey master franchise for $45 million effective in early December
  Approved $0.15 per share quarterly dividend on November 3, 2016

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX") (NYSE: RMAX), one of the world's leading franchisors of real estate brokerage services, today announced operating results for the third quarter ended September 30, 2016.

"RE/MAX had a strong third quarter as our agent count surpassed 111,000 agents globally, and we grew our revenue, margins, and cash flow. Our third quarter results highlight the operational and financial strengths of our business and exceeded our expectations. As a result, we are increasing our financial outlook for full-year 2016," stated Dave Liniger, Chief Executive Officer and Co-Founder of RE/MAX.

"Last week, we introduced Motto Mortgage, the first U.S. national franchise of independently owned and operated mortgage brokerages. Motto Mortgage will provide expertise, transparency and choice to consumers. As expected, the opportunity with Motto Mortgage has been very well received thus far by potential franchisees. Additionally, we are pleased to announce we have signed an agreement to acquire the master franchise rights to the New Jersey region effective in early December. The investment in Motto Mortgage, the expected acquisition of the New Jersey region, and our strong third quarter results reaffirm that we are successfully executing on all aspects of our strategy."

Third Quarter 2016 Operating Results

Agent Count
The following table compares agent count at the end of the third quarter 2016 to the prior-year period:

	As of September 30		Change
	2016	2015	#	%
U.S.	62,241	59,779	2,462	4.1%
Canada	20,556	19,506	1,050	5.4%
Subtotal	82,797	79,285	3,512	4.4%
Outside the U.S. & Canada	28,391	24,206	4,185	17.3%
Total	111,188	103,491	7,697	7.4%

Revenue

RE/MAX generated total revenue of $45.6 million for the third quarter of 2016, a 1.0% increase compared to $45.1 million in the third quarter of 2015 driven primarily by agent-count growth in the U.S. and Canada, rate increases in our Company-owned regions, and contributions from the New York and Alaska region acquisitions, partially offset by the sale of the Company-owned brokerages. After adjusting for the sale, revenue increased $2.9 million or 7.9% over the prior-year quarter.

Recurring revenue streams, which include continuing franchise fees and annual dues, increased $2.3 million or 8.7% over the prior-year period and accounted for 64.2% of revenue in the third quarter 2016 compared to 59.7% in the prior-year quarter.

Operating Expenses

Total operating expenses were $24.2 million for the third quarter 2016, a decrease of $0.3 million or 1.2% compared to the prior-year quarter. Selling, operating and administrative expenses were $20.3 million, down $0.4 million or 1.9% from the prior year quarter and represented 44.6% of revenue compared to 45.9% in the third quarter 2015.

The reduction in operating expenses was primarily due to the sale of the Company-owned brokerages, partially offset by an increase in professional fees and bad debt expense.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings, Inc. was $6.9 million for the third quarter 2016, an increase of $2.1 million or 44.1% over the comparable prior-year period. Net income increased primarily due to agent-count growth as well as comparatively lower net income attributable to the non-controlling interest in RMCO, LLC ("RMCO") as a result of a change in ownership percentages in the fourth quarter of 2015. The increase in net income was partially offset by the sale of the Company-owned brokerages and a higher provision for income taxes. Reported basic and diluted EPS attributable to RE/MAX Holdings, Inc. were both $0.39 per share for the third quarter 2016.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $26.0 million for the third quarter 2016, an increase of $0.8 million or 3.3% from the prior-year quarter. Adjusted EBITDA increased primarily due to agent-count growth and contributions from the acquired New York and Alaska regions, partially offset by the sale of the Company-owned brokerages. Adjusted EBITDA margin was 57.0% compared to 55.7% in the prior-year quarter.

Adjusted basic and diluted EPS were both $0.48 for the third quarter 2016. The ownership structure used to calculate Adjusted basic and diluted EPS for the three months ended September 30, 2016 assumes RE/MAX owned 100% of RMCO. The weighted average ownership RE/MAX had in RMCO was 58.42% for the three months ended September 30, 2016.

Balance Sheet

As of September 30, 2016, the Company had a cash balance of $102.0 million, a decrease of $8.2 million from December 31, 2015. As of September 30, 2016, RE/MAX had $186.6 million of term loans outstanding, net of unamortized debt discount and issuance costs, down from $200.4 million as of December 31, 2015.

"With the recent introduction of Motto Mortgage and the anticipated acquisition of the New Jersey region, we continue to thoughtfully allocate capital to projects with the best opportunities to create shareholder value," stated Karri Callahan, Chief Financial Officer of RE/MAX. "Our investment in Motto Mortgage complements the financial and operating strengths of our existing franchise model and provides us with another channel for long-term organic growth."

Dividend

On November 3, 2016, the Company's Board of Directors approved a quarterly dividend of $0.15 per share. The quarterly dividend is payable on December 1, 2016 to shareholders of record at the close of business on November 17, 2016.

Outlook

The Company's fourth-quarter and full-year 2016 Outlook reflects: the sale of the Company-owned brokerages, the anticipated acquisition of the New Jersey region, the acquisitions of the New York and Alaska regions, the launch of Motto Mortgage, an estimated exchange rate of $0.74 U.S. for every $1.00 Canadian, and assumes no further acquisitions or divestitures.

For the fourth quarter of 2016, RE/MAX expects:

  Agent count to increase 6.0% to 6.5% over fourth quarter 2015;
  Revenue in a range of $40.6 million to $41.6 million;
  Selling, operating and administrative expenses in a range of 53.0% to 54.0% of fourth quarter 2016 revenue;
    Project-related operating expenditures in a range of $750 thousand to $900 thousand;
  Adjusted EBITDA margin in a range of 46.5% to 47.5%; and
  Capital expenditures in a range of $1.0 million to $1.25 million;
    Project-related capital expenditures in a range of $400 thousand to $450 thousand.

RE/MAX is raising its full-year 2016 outlook. The Company now expects:

  Agent count to increase 6.0% to 6.5% over 2015, changed from 5.5% to 6.5% and driven by strong agent growth outside the U.S. and Canada;
  Revenue in a range of $172.5 million to $173.5 million, up from $169.8 million to $171.6 million;
  Selling, operating and administrative expenses in a range of 48.5% to 49.0% of 2016 revenue, changed from 48.0% to 49.0% of 2016 revenue;
    Project-related operating expense in a range of $2.5 million to $3.0 million, down from $3.5 million to $4.0 million;
  Adjusted EBITDA margin in a range of 52.5% to 53.0%, changed from 51.5% to 53.0%; and
  Total estimated capital expenditures of $4.0 million to $4.25 million, up from $3.5 million to $4.0 million;
    Project-related capital expenditures in a range of $2.5 million to $2.75 million, up from $2.0 million to $2.5 million.

The effective U.S. GAAP tax rate attributable to RE/MAX is estimated to be between 23% and 25% in 2016.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, November 4, 2016, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-201-0168
Canada & International	1-647-788-4901

Interested parties are also able to access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 110,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, is a wholly-owned subsidiary of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the fourth quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A (selling, operating and administrative) expenses, and Adjusted EBITDA margins for its fourth quarter of 2016 and full fiscal year; the Company's optimism for agent recruitment, investment, acquisitions, Motto Mortgage, and improving market conditions; the Company's channels for long-term organic growth; the absences of extraordinary items or unanticipated events in future time periods; currency exchange rates; the productivity of the agent network; the focus on growing the highest quality real estate network in the world; and consistent execution of our plan and continued success; as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

1

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined elsewhere in this release.  Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

TABLE 1

RE/MAX Holdings, Inc. Condensed Consolidated Statements of Income (Amounts in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue:
Continuing franchise fees	$20,938	$18,905	$59,691	$54,833
Annual dues	8,321	8,010	24,271	23,687
Broker fees	10,517	9,321	28,102	24,988
Franchise sales and other franchise revenue	5,783	5,624	19,704	19,535
Brokerage revenue	—	3,250	112	10,551
Total revenue	45,559	45,110	131,880	133,594
Operating expenses:
Selling, operating and administrative expenses	20,325	20,724	62,399	65,525
Depreciation and amortization	3,889	3,765	11,482	11,384
(Gain) loss on sale or disposition of assets, net	(11)	9	85	(606)
Total operating expenses	24,203	24,498	73,966	76,303
Operating income	21,356	20,612	57,914	57,291
Other expenses, net:
Interest expense	(2,121)	(2,338)	(6,493)	(7,448)
Interest income	32	36	118	136
Foreign currency transaction (losses) gains	(115)	(201)	69	(1,585)
Loss on early extinguishment of debt	—	—	(136)	(94)
Equity in earnings of investees	—	361	—	963
Total other expenses, net	(2,204)	(2,142)	(6,442)	(8,028)
Income before provision for income taxes	19,152	18,470	51,472	49,263
Provision for income taxes	(4,632)	(3,277)	(12,176)	(8,882)
Net income	$14,520	$15,193	$39,296	$40,381
Less: net income attributable to non-controlling interest	7,609	10,396	20,484	27,907
Net income attributable to RE/MAX Holdings, Inc.	$6,911	$4,797	$18,812	$12,474

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.39	$0.39	$1.07	$1.03
Diluted	$0.39	$0.39	$1.06	$1.01
Weighted average shares of Class A common stock outstanding
Basic	17,645,696	12,333,690	17,622,298	12,127,548
Diluted	17,691,641	12,420,748	17,666,740	12,315,663
Cash dividends declared per share of Class A common stock	$0.1500	$0.1250	$0.4500	$1.8750

TABLE 2

RE/MAX Holdings, Inc. Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share amounts) (Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$101,981	$110,212
Accounts and notes receivable, current portion, less allowances of $5,642 and $4,483, respectively	17,662	16,769
Income taxes receivable	672	—
Assets held for sale	—	354
Other current assets	3,627	4,079
Total current assets	123,942	131,414
Property and equipment, net of accumulated depreciation of $13,426 and $13,183, respectively	2,530	2,395
Franchise agreements, net of accumulated amortization of $111,008 and $100,499, respectively	57,059	61,939
Other intangible assets, net of accumulated amortization of $8,664 and $8,929, respectively	9,321	4,941
Goodwill	87,731	71,871
Deferred tax assets, net	105,682	109,365
Other assets, net of current portion	2,062	1,861
Total assets	$388,327	$383,786
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$393	$449
Accounts payable to affiliates	35	66
Accrued liabilities	10,593	16,082
Income taxes payable	138	451
Deferred revenue and deposits	17,041	16,501
Current portion of debt	11,789	14,805
Current portion of payable pursuant to tax receivable agreements	7,225	8,478
Liabilities held for sale	—	351
Other current liabilities	8	71
Total current liabilities	47,222	57,254
Debt, net of current portion	174,819	185,552
Payable pursuant to tax receivable agreements, net of current portion	91,557	91,557
Deferred tax liabilities, net	134	120
Other liabilities, net of current portion	15,913	9,889
Total liabilities	329,645	344,372
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,645,696 shares issued and outstanding as of September 30, 2016; 17,584,351 shares issued and outstanding as of December 31, 2015	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of September 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	446,757	445,081
Retained earnings	15,529	4,693
Accumulated other comprehensive income (loss), net of tax	89	(105)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	462,377	449,671
Non-controlling interest	(403,695)	(410,257)
Total stockholders' equity	58,682	39,414
Total liabilities and stockholders' equity	$388,327	$383,786

TABLE 3

RE/MAX Holdings, Inc. Condensed Consolidated Statements of Cash Flow (Amounts in thousands) (Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$39,296	$40,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,482	11,384
Bad debt expense	1,177	555
Loss (gain) on sale or disposition of assets, net	85	(606)
Loss on early extinguishment of debt	136	94
Equity-based compensation expense	1,812	1,098
Non-cash interest expense	335	324
Deferred income tax expense and other	3,244	1,831
Changes in operating assets and liabilities:
Accounts and notes receivable, current portion	(2,044)	(2,113)
Advances from/to affiliates	(44)	302
Other current and noncurrent assets	783	1,584
Other current and noncurrent liabilities	(5,705)	1,411
Income taxes receivable/payable	(653)	2,392
Deferred revenue and deposits, current portion	480	1,315
Payment pursuant to tax receivable agreements	(1,344)	—
Net cash provided by operating activities	49,040	59,952
Cash flows from investing activities:
Purchases of property, equipment and software	(3,229)	(2,066)
Proceeds from sale of property and equipment	12	17
Capitalization of trademark costs	(35)	(61)
Acquisitions, net of cash acquired of $131	(17,869)	—
Dispositions	200	20
Cost to sell assets	(146)	(71)
Net cash used in investing activities	(21,067)	(2,161)
Cash flows from financing activities:
Payments on debt	(14,220)	(8,880)
Capitalized debt amendment costs	—	(555)
Distributions paid to non-controlling unitholders	(14,094)	(38,813)
Dividends paid to Class A common stockholders	(7,932)	(22,454)
Payments on capital lease obligations	(72)	(237)
Proceeds from exercise of stock options	101	2,032
Payment of payroll taxes related to net settled restricted stock units	(360)	(120)
Net cash used in financing activities	(36,577)	(69,027)
Effect of exchange rate changes on cash	373	(593)
Net decrease in cash and cash equivalents	(8,231)	(11,829)
Cash and cash equivalents, beginning of year	110,212	107,199
Cash and cash equivalents, end of period	$101,981	$95,370

TABLE 4

RE/MAX Holdings, Inc. Agent Count (Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015	2015	2015	2015	2014
Agent Count:
U.S.
Company-owned Regions (1)	39,790	39,493	38,469	37,250	37,146	36,545	35,845	35,299
Independent Regions (1)	22,451	22,142	21,848	22,668	22,633	22,459	22,100	21,806
U.S. Total	62,241	61,635	60,317	59,918	59,779	59,004	57,945	57,105
Canada
Company-owned Regions	6,728	6,701	6,580	6,553	6,512	6,440	6,327	6,261
Independent Regions	13,828	13,635	13,239	13,115	12,994	12,992	12,834	12,779
Canada Total	20,556	20,336	19,819	19,668	19,506	19,432	19,161	19,040
U.S. and Canada Total	82,797	81,971	80,136	79,586	79,285	78,436	77,106	76,145
Outside U.S. and Canada
Company-owned Regions (2)	—	—	—	—	—	—	—	328
Independent Regions (2)	28,391	27,989	26,572	25,240	24,206	23,467	22,849	21,537
Outside U.S. and Canada Total	28,391	27,989	26,572	25,240	24,206	23,467	22,849	21,865
Total	111,188	109,960	106,708	104,826	103,491	101,903	99,955	98,010
Net change in agent count compared to the prior period	1,228	3,252	1,882	1,335	1,588	1,948	1,945	363

(1)

As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016.  As of the acquisition date, the Alaska region had 245 agents.  In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016.  As of the acquisition date, the New York region had 869 agents.

(2)

As of each quarter end since March 31, 2015, Independent Regions outside of the U.S. and Canada include agents in the Caribbean and Central America regions, which converted from Company-owned Regions to Independent Regions in connection with the regional franchising agreements we entered into with new independent owners of the Caribbean and Central America regions on January 1, 2015.  As of the disposition date, the Caribbean and Central America regions had 328 agents.

TABLE 5

RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (Amounts in thousands, except percentages) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Consolidated:
Net income	$14,520	$15,193	$39,296	$40,381
Depreciation and amortization	3,889	3,765	11,482	11,384
Interest expense	2,121	2,338	6,493	7,448
Interest income	(32)	(36)	(118)	(136)
Provision for income taxes	4,632	3,277	12,176	8,882
Gain on sale or disposition of assets and sublease (1)	(99)	(66)	(175)	(773)
Loss on early extinguishment of debt (2)	—	—	136	94
Non-cash straight-line rent expense (3)	169	201	580	681
Public offering related expenses (4)	—	—	193	—
Severance related expenses (5)	586	443	1,500	1,482
Acquisition related expenses (6)	169	—	699	77
Adjusted EBITDA	$25,955	$25,115	$72,262	$69,520
Adjusted EBITDA margins	57.0%	55.7%	54.8%	52.0%

(1)	Represents gains on the sale or disposition of assets as well as the gains on the sublease of a portion of our corporate headquarters office building.
(2)	Represents losses incurred on early extinguishment of debt on our 2013 Senior Secured Credit Facility for the nine months ended September 30, 2016 and 2015.
(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4)

Represents costs incurred for compliance services performed during the nine months ended September 30, 2016 in connection with the secondary offering completed by RIHI Inc. in the fourth quarter of 2015 (the "Secondary Offering")

(5)	Includes severance and other related expenses due to organizational changes in our executive leadership.
(6)

Acquisition related expenses include fees incurred in connection with our acquisitions of certain assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") in October 2013, of RE/MAX of New York in February 2016 and of RE/MAX of Alaska in April 2016. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

TABLE 6

RE/MAX Holdings, Inc. Adjusted Net Income and Adjusted Earnings per Share (Amounts in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Consolidated:
Net income	$14,520	$15,193	$39,296	$40,381
Amortization of franchise agreements	3,534	3,391	10,509	10,174
Provision for income taxes	4,632	3,277	12,176	8,882
Add-backs:
Gain on sale or disposition of assets and sublease (1)	(99)	(66)	(175)	(773)
Loss on early extinguishment of debt (2)	—	—	136	94
Non-cash straight-line rent expense (3)	169	201	580	681
Public offering related expenses (4)	—	—	193	—
Severance related expenses (5)	586	443	1,500	1,482
Acquisition related expenses (6)	169	—	699	77
Adjusted pre-tax net income	23,511	22,439	64,914	60,998
Less: Provision for income taxes at 38%	(8,934)	(8,527)	(24,667)	(23,179)
Adjusted net income (7)	$14,577	$13,912	$40,247	$37,819

Total basic pro forma shares outstanding	30,205,296	30,068,290	30,181,898	29,862,148
Total diluted pro forma shares outstanding	30,251,241	30,155,348	30,226,340	30,050,263

Adjusted net income basic earnings per share (7):	$0.48	$0.46	$1.33	$1.27
Adjusted net income diluted earnings per share (7):	$0.48	$0.46	$1.33	$1.26

(1)	Represents gains on the sale or disposition of assets as well as the gains on the sublease of a portion of our corporate headquarters office building.
(2)	Represents losses incurred on early extinguishment of debt on our 2013 Senior Secured Credit Facility for the nine months ended September 30, 2016 and 2015.
(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4)

Represents costs incurred for compliance services performed during the nine months ended September 30, 2016 in connection with the Secondary Offering completed by RIHI Inc. in the fourth quarter of 2015.

(5)	Includes severance and other related expenses due to organizational changes in our executive leadership.
(6)

Acquisition related expenses include fees incurred in connection with our acquisitions of certain assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") in October 2013, of RE/MAX of New York in February 2016 and of RE/MAX of Alaska in April 2016. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(7)	Non GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 7

RE/MAX Holdings, Inc. Pro Forma Shares Outstanding (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,645,696	12,333,690	17,622,298	12,127,548
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	17,734,600	12,559,600	17,734,600
Total basic pro forma weighted average shares outstanding	30,205,296	30,068,290	30,181,898	29,862,148

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,645,696	12,333,690	17,622,298	12,127,548
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	17,734,600	12,559,600	17,734,600
Dilutive effect of stock options (1)	—	51,171	6,714	163,777
Dilutive effect of unvested restricted stock units (1)	45,945	35,887	37,728	24,338
Total diluted pro forma weighted average shares outstanding	30,251,241	30,155,348	30,226,340	30,050,263

(1)	In accordance with the treasury stock method

TABLE 8

RE/MAX Holdings, Inc. Free Cash Flow & Unencumbered Cash (Unaudited)

	Nine Months Ended September 30,
	2016	2015

Cash flow from operations	$ 49,040	$ 59,952
Less: Capital expenditures	(3,229)	(2,066)
Free cash flow (1)	45,811	57,886

Free cash flow	45,811	57,886
Less: Tax and Other non-dividend discretionary distributions to RIHI	(8,442)	(5,560)
Free cash flow after tax and non-dividend discretionary distributions to RIHI (1)	37,369	52,326

Free cash flow after tax and non-dividend discretionary distributions to RIHI	37,369	52,326
Less: Quarterly debt principal payments	(1,493)	(1,560)
Less: Annual excess cash flow (ECF) payment	(12,727)	(7,320)
Unencumbered cash generated (1)	$ 23,149	$ 43,446

Summary
Cash flow from operations	$ 49,040	$ 59,952
Free cash flow	45,811	57,886
Free cash flow after tax and non-dividend discretionary distributions to RIHI	37,369	52,326
Unencumbered cash generated	23,149	43,446

Adjusted EBITDA	$ 72,262	$ 69,520
Free cash flow as % of Adjusted EBITDA	63.4%	83.3%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	51.7%	75.3%
Unencumbered cash generated as % of Adjusted EBITDA	32.0%	62.5%

(1)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS), and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q), adjusted for the impact of the following items that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non-cash straight-line rent expense, professional fees and certain expenses incurred in connection with the IPO and subsequent secondary offering, acquisition related expenses and severance related expenses. During the third quarter of 2014, the Company revised its definition of Adjusted EBITDA to eliminate the adjustment of equity-based compensation expense incurred for equity awards granted since the IPO, and Adjusted EBITDA in prior periods was revised to reflect this change for consistency of presentation. During the fourth quarter of 2014, the Company revised its definition of Adjusted EBITDA to include an adjustment for severance related charges incurred during or after such quarter.

Because Adjusted EBITDA omits certain non-cash items and other non-recurring cash charges or other items, the Company believes that it is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items and is more reflective of other factors that affect its operating performance. The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of the operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of the business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  this measure does not reflect changes in, or cash requirements for, the Company's working capital needs;
  this measure does not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  this measure does not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  this measure does not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  this measure does not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and
  other companies may calculate this measure differently so they may not be comparable.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Revenue.

Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., amortization of franchise agreements, gain on sale or disposition of assets and sub-lease, loss on debt extinguishment, non-cash straight-line rent expense, public offering related expenses, severance-related expenses, and acquisition-related costs).

Adjusted basic and diluted earnings per share (Adjusted EPS) are defined as Adjusted net income (as defined above) divided by pro forma basic and diluted weighted average shares, as applicable.

Free cash flow is defined as operating cash flow minus capital expenditures. Free cash flow after tax and non-dividend discretionary distributions to RIHI is defined as free cash flow minus tax and other discretionary non-dividend distributions paid to RIHI to enable RIHI to satisfy its income tax obligations. Unencumbered cash generated is defined as free cash flow after tax and non-dividend discretionary distributions to RIHI minus quarterly debt principal payments minus annual excess cash flow payment on debt.

The Company's Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, or Media Contact: Jason Lindaman, (303) 796-3546, jlindaman@remax.com